Exhibit 10.11

December 28, 2011

Nicholas Woodman

[omitted]

Re:	Agreement to Contribute Stock

Dear Nicholas:

Reference is made to (a) that certain letter agreement entitled Agreements with Respect to Compensation (“Dana Letter Agreement”), of even date herewith, by and between Nicholas Woodman (“Woodman”) and Neil Dana (“Dana”) and (b) that certain Stock Option Agreement, dated June 28, 2011 (the “Option Agreement”), by and between Woodman Labs, Inc. (the “Company”) and Dana, pursuant to which Dana was granted an option to purchase 2,194,809 shares of the Company’s Common Stock (the “Shares”).

WHEREAS, on the date hereof, Woodman and Dana have entered into the Dana Letter Agreement.

WHEREAS, on the date hereof, Woodman is Co-Trustee with Jill R. Woodman of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (the “Trust”) and Woodman intends to honor his obligations under the Dana Letter Agreement through shares of Common Stock held by the Trust.

WHEREAS, should Dana ever exercise any of the Shares subject to the Option Agreement, Woodman desires to contribute back to the Company an equal number of shares of Common Stock owned by Woodman or the Trust and the Company desires for Woodman or the Trust to do the same.

NOW, THEREFORE, In consideration of the promises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the parties hereto agree as follows:

1. Contribution. Woodman (“Woodman”), the Chief Executive Officer of the Company, shall, immediately upon the exercise (or each exercise if the Shares subject to the Option Agreement are exercised in portions) (in such case or each case, an “Exercise”) of any of the Shares subject to the Option Agreement, contribute and transfer, or will cause to be contributed and transferred by the Trust, to the Company, without any cost or charge to the Company, a number of shares of the Company’s Common Stock owned directly or indirectly by Woodman equal to the number of shares of Common Stock issued to Dana upon the Exercise (such contribution, the “Contribution”). Furthermore, Woodman, the Trust and the Company hereby agree that, to consummate such Contribution, Woodman, the Trust and the Company shall execute and deliver to the Company a completed and executed Contribution Agreement in substantially the form attached hereto as Exhibit A.

2. Miscellaneous. The agreements contained in this Agreement shall be construed and interpreted in accordance with the laws of the State of California and, in the event that any provision of this Agreement is held by a tribunal of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of this Agreement shall remain in full force and effect This Agreement contains the entire agreement between Woodman, the Trust and the Company regarding the matters addressed herein. All prior agreements and understandings, oral agreements and writings, are expressly suspended hereby and are of no further force or effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto.

Sincerely,

WOODMAN LABS, INC. (d/b/a GOPRO)

/s/ Kurt Amundson
Kurt Amundson, Chief Financial Officer

READ, UNDERSTOOD, AND AGREED

Woodman Family Trust under Trust Agreement dated March 11, 2011

	By:	/s/ Nicholas Woodman
Nicholas D. Woodman Co-Trustee

	By:	/s/ Jill Woodman
Jill R. Woodman Co-Trustee

/s/ Nicholas Woodman	Date:
Nicholas D. Woodman

Exhibit A

Form of Contribution Agreement

WOODMAN LABS, INC.

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of             , by and among Woodman Labs, Inc. (d/b/a GoPro), a California corporation (the “Company”), Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (the “Contributor”) and Nicholas Woodman, an individual

RECITALS

WHEREAS, Contributor wishes to contribute and transfer, without any cost or charge to the Company,             shares of Company Common Stock to the Company held by the Contributor (the “Contributed Shares”), leaving Contributor with             shares of Common Stock of the Company immediately following such transfer.

WHEREAS, the Company desires to accept the Contributed Shares as a contribution to the capital of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Contribute. As of the date hereof, the Contributor shall contribute and transfer to the Company, without any cost or charge to the Company,             shares of Common Stock. Concurrently with the execution of this Agreement, the Contributor shall deliver to the Company (i) a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) with respect to the Contributed Shares; (ii) the share certificate(s) representing the Contributed Shares, if in Contributor’s possession, or otherwise authorizes Company to remove such share certificate(s) from escrow for cancellation and reissuance, provided that a stock certificate has been issued; and (iii) an executed copy of this Agreement.

2. Acknowledgement. Contributor acknowledges that from and after the execution of this Agreement, the Company is the owner of all right, title and interest in and to the Contributed Shares. Contributor shall not at any time do or suffer to be done any act or thing which may materially adversely affect any rights of the Company in and to the Contributed Shares.

3. Representations and Warranties. The Contributor represents and warrants that: (i) it has good title to the shares it is contributing to the Company pursuant to this Agreement, (ii) it has all necessary power and authority to enter into and perform this Agreement, and (iii) this Agreement constitutes a valid and binding obligation which is enforceable against such Contributor in accordance with its terms.

4. Disclosure of Information. The Contributor believes it has received all the information it considers necessary or appropriate for deciding whether to contribute shares of Common Stock to the Company pursuant to this Agreement. The Contributor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.

5. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. In any action, proceeding or dispute, with or without litigation, arising out of this Agreement, the successful party therein, regardless of whether the matter is pursued to judgment or is voluntarily dismissed, shall be entitled to recover from the other party thereto the reasonable attorneys’ and paralegals’ fees and all other expenses and/or costs incurred by the successful party in connection therewith.

6. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto. Any amendment or waiver so effected shall be binding upon the Company and the Contributor and any assignee or transferee thereof.

7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely with the State of California.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

10. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

11. Entire Agreement. This Agreement contains the entire understanding of the Parties and there are not further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof except as expressly referred to herein.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Nicholas D. Woodman hereby irrevocably assigns and transfers unto Woodman Labs, Inc. (the “Company”)             shares of Company’s Common Stock standing in his name on the books of the Company represented by Certificate Number CS-            herewith and does hereby irrevocably constitute and appoint Fenwick & West LLP his attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated:

NICHOLAS D. WOODMAN

This Assignment Separate from Certificate was executed in conjunction with the terms of the Contribution Agreement by and between the above assignor and Woodman Labs, Inc. of even date herewith.

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